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As filed with the Securities and Exchange Commission on October 9, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Solaris Oilfield Infrastructure, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-5223109 (I.R.S. Employer Identification Number)

9811 Katy Freeway, Suite 700
Houston, Texas 77024
(281) 501-3070
(Addresses, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Kyle S. Ramachandran
President & Chief Financial Officer
9811 Katy Freeway, Suite 700
Houston, Texas 77024
(281) 501-3070
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Douglas E. McWilliams
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002
(713) 758-2222

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

              If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

              If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

              If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

              If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

              If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

              If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

              Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☒

              If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fees(1)(3)

Primary Offering:

Class A Common Stock, par value $0.01 per share

Preferred Stock, par value $0.01 per share

Debt Securities(4)

Total Primary			$500,000,000.00	$60,600

Secondary Offering:

Class A Common Stock, par value $0.01 per share(5)	18,366,612	(6)	$337,210,996.32(7)	$40,869.97(8)

Total (Primary and Secondary)			$837,210,996.32	$101,469.97

(1)
Information with respect to each class is omitted pursuant to General Instruction II.D of Form S-3. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices with an aggregate initial offering price not to exceed $500,000,000.00.

(2)
Includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a stock dividend, stock split or similar transaction with respect to, securities that provide for such issuance, exercise, conversion, exchange, adjustment, stock split or similar transaction. Separate consideration may or may not be received for any of these securities.

(3)
The proposed maximum aggregate offering price has been calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), and reflects the maximum aggregate offering price of securities that may be issued.

(4)
Debt securities may be issued at an original issue discount or at a premium.

(5)
Includes 18,366,612 shares of Class A common stock issuable upon redemption of units in Solaris Oilfield Infrastructure, LLC (together with an equal number of shares of our Class B common stock). Pursuant to Rule 416(a) under the Securities Act, the amount of Class A common stock being registered on behalf of the selling stockholders shall be adjusted to include any additional Class A common stock that may become issuable as a result of any distribution, split, combination or similar transaction.

(6)
The proposed maximum offering price per share of Class A common share will be determined by the selling stockholders from time to time in connection with, and at the time of, the sale by the selling stockholder of such securities.

(7)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act on the basis of the average of the high and low sale prices of our Class A common stock on October 2, 2018, as reported on the New York Stock Exchange, which date is within five business days prior to filing this Registration Statement.

(8)
Calculated pursuant to Rule 457(c) of the Securities Act.

              The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This registration statement consists of two prospectuses, covering the registration of:

  •
  Shares of Class A common stock, shares of preferred stock and debt securities of Solaris Oilfield Infrastructure, Inc.; and

  •
  Shares of Class A common stock of Solaris Oilfield Infrastructure, Inc. that may be sold in one or more secondary offerings by the selling stockholders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated October 9, 2018

PROSPECTUS

Solaris Oilfield Infrastructure, Inc.

$500,000,000

Class A Common Stock
Preferred Stock
Debt Securities

        From time to time we may offer and sell the following securities:

  •
  Shares of Class A common stock;

  •
  Shares of preferred stock; and

  •
  Debt securities, which may be senior or subordinated.

        The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $500,000,000.

        We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        Our Class A common stock is traded on the New York Stock Exchange under the symbol "SOI."

        You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See "Risk Factors" beginning on page 2 of this prospectus for information on certain risks related to the purchase of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    , 2018.

        You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference herein. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operation and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Solaris Oilfield Infrastructure, Inc. and the securities we may offer. Each time securities are offered by means of this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Please read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Where You Can Find More Information," carefully before buying any of the securities being offered.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

        Unless context otherwise requires, references in this prospectus to the "Company," "we," "our," "us" or like terms refer to Solaris Oilfield Infrastructure, Inc. and its subsidiaries and predecessors.

ii

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. You may read and copy documents we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the SEC's public reference room. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC's website at www.sec.gov.

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be "filed" with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.

        We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding information deemed to be furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017 (including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement filed on April 4, 2018);

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018;

  •
  our Current Reports on Form 8-K filed on January 23, 2018, May 18, 2018, August 1, 2018, August 14, 2018 and October 5, 2018; and

  •
  the description of our Class A common stock contained in our Registration Statement on Form 8-A filed on May 10, 2017, including any amendments or reports that we may file in the future for the purpose of updating such description.

        These reports contain important information about us, our financial condition and our results of operations.

        We make available free of charge on or through our website, www.solarisoilfield.com, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

        You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:

Solaris Oilfield Infrastructure, Inc.
Attention: Investor Relations
9811 Katy Freeway, Suite 700
Houston, Texas 77024
(281) 501-3070

iii

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words "believe," "expect," "anticipate," "intend," "estimate" and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Our forward-looking statements include statements about our business strategy, our industry, our future profitability, our expected capital expenditures and the impact of such expenditures on our performance, the costs of being a publicly traded corporation and our capital programs.

        A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

  •
  the level of domestic capital spending by the oil and natural gas industry;

  •
  natural or man-made disasters and other external events that may disrupt our manufacturing operations;

  •
  volatility of oil and natural gas prices;

  •
  changes in general economic and geopolitical conditions;

  •
  large or multiple customer defaults, including defaults resulting from actual or potential insolvencies;

  •
  technological advancements in well service technologies;

  •
  competitive conditions in our industry;

  •
  inability to fully protect our intellectual property rights;

  •
  changes in the long-term supply of and demand for oil and natural gas;

  •
  actions taken by our customers, competitors and third-party operators;

  •
  fluctuations in transportation costs or the availability or reliability of transportation to supply our proppant management systems and transloading services;

  •
  changes in the availability and cost of capital;

  •
  our ability to successfully implement our business plan;

  •
  our ability to complete growth projects on time and on budget;

  •
  the price and availability of debt and equity financing (including changes in interest rates);

  •
  changes in our tax status;

  •
  our ability to successfully develop our research and technology capabilities and implement technological developments and enhancements;

  •
  changes in market price and availability of materials;

iv

  •
  the effects of existing and future laws and governmental regulations (or the interpretation thereof);

  •
  cyber-attacks targeting systems and infrastructure used by the oil and natural gas industry;

  •
  failure to secure or maintain contracts with our largest customers;

  •
  the effects of future litigation;

  •
  credit markets;

  •
  leasehold or business acquisitions;

  •
  uncertainty regarding our future operating results;

  •
  significant changes in the rail industry or the rail lines that service our business, such as increased regulation, embargoes; and

  •
  plans, objectives, expectations and intentions contained in this prospectus or any document filed under the Exchange Act that are not historical.

        All forward-looking statements speak only as of the date of this prospectus. You should not place undue reliance on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward-looking statements involve known and unknown risks, uncertainties and other factors, including the factors described under Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the period ending June 30, 2018, this prospectus and in our other filings with the SEC, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

v

ABOUT SOLARIS OILFIELD INFRASTRUCTURE, INC.

        We are an independent provider of supply chain management and logistics solutions designed to drive efficiencies and reduce costs for the oil and natural gas industry. Our solutions include high-efficiency mobile and permanent infrastructure that increases proppant throughput capacity at critical junctures in the supply chain, as well as software solutions designed to optimize how proppant is dispatched across the supply chain.

        Our principal executive offices are located at 9811 Katy Freeway, Suite 700, Houston, Texas 77024, and our telephone number is (281) 501-3070. Our website address is www.solarisoilfield.com. The information on our website is not part of this prospectus.

 RISK FACTORS

        An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read "Cautionary Statement Regarding Forward-Looking Statements."

 USE OF PROCEEDS

        Unless otherwise specified in an accompanying prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include, among other things, paying or refinancing all or a portion of our indebtedness at the time, and funding acquisitions, capital expenditures and working capital.

        The actual application of the net proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

 RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratios of consolidated earnings to fixed charges for the periods presented. Periods prior to the completion of the Company's initial public offering of equity include the historical results of Solaris LLC and its subsidiaries. Refer also to Note 1 in our Annual Report on Form 10-K.

	Year Ended December 31,
					Six Months Ended June 30, 2018
	2015(a)		2016	2017
	($ in thousands)
Fixed charges:
Interest expense	$13		$15	$90	$152
Capitalized Interest	—		—	69	—
Portion of rental expense which represents interest factor	9		8	7	3

Total Fixed Charges	$22		$23	$166	$155
Earnings available for fixed charges:
Pre-tax income	$(1,306)		$2,846	$48,386	$40,167
Add: fixed charges	22		23	166	155
Less: capitalized interest	—		—	(69)	—
Less: net (income)/loss—noncontrolling interests	—		—	(15,186)	(18,336)

Total earnings available for fixed charges	$(1,284)		$2,869	$33,297	$21,986
Ratio of earnings to fixed charges(b)(c)	(58.36	)x	124.74x	200.58x	141.85x

(a)
We would have needed to generate an additional $1.3 million to achieve coverage of 1:1 for the year ended December 31, 2015.

(b)
For purposes of calculating the ratios of consolidated earnings to fixed charges, "earnings" consists of pre-tax income (loss) from continuing operations. "Fixed charges" consist of interest expense and capitalized interest. Interest expense includes amortization of discounts, financing fees and deferred financing amortization.

(c)
There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

DESCRIPTION OF DEBT SECURITIES

General

        Solaris Oilfield Infrastructure, Inc. may issue debt securities in one or more series. When used in this "Description of Debt Securities" section, unless we state otherwise or the context clearly indicates otherwise, references to the Company," "we," "us," and "our" refer to Solaris Oilfield Infrastructure, Inc. and not any of its subsidiaries. We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you will be one of our unsecured creditors.

        The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will constitute part of our subordinated debt, will be issued under a subordinated debt indenture described below and will be subordinate in right of payment to all of our "senior debt," as defined in the indenture with respect to such subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of the then most recent fiscal quarter. Neither indenture will limit our ability to incur additional senior debt or other indebtedness.

        When we refer to "debt securities" in this prospectus, we mean both the senior debt securities and the subordinated debt securities. When we refer to a "debt security" in this prospectus, we mean either a senior debt security or a subordinated debt security.

        We conduct substantially all of our operations through subsidiaries and expect that we will continue to do so. The debt securities will not be guaranteed by any of our existing or future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments.

        The debt indentures and their associated documents, including your debt security, will contain the full legal text of the matters described in this section and your prospectus supplement. We have filed forms of the indentures with the SEC as exhibits to our registration statement, of which this prospectus is a part. See "Where You Can Find More Information" in this prospectus for information on how to obtain copies of them.

        This section and your prospectus supplement summarize material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms. Your prospectus supplement will have a more detailed description of the specific terms of your debt security.

Indentures

        The senior debt securities and subordinated debt securities will each be governed by a document called an indenture. Each indenture is a contract between us and the trustee. The indentures are substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities.

        The trustee under each indenture has two main roles:

  •
  First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "—Default, Remedies and Waiver of Default."

  •
  Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

        When we refer to the "indenture" or the "trustee" with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

        We may issue as many distinct debt securities or series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to "reopen" a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of your debt security, whether it is a series of the senior debt securities or the subordinated debt securities, in your prospectus supplement. Those terms may vary from the terms described here.

        As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus with respect to your debt security, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

        When we refer to a "series of debt securities," we mean a series of debt securities issued under the applicable indenture. When we refer to "your debt security," we mean the series of debt securities you purchase. When we refer to "your prospectus supplement," we mean the prospectus supplement describing the specific terms of your debt security. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts of Issuances

        Neither indenture will limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you. The indentures and the debt securities will not limit our ability to incur other indebtedness or to issue other securities other than as specified in your debt security, as applicable. Also, unless otherwise specified below or in your prospectus supplement, we are not subject to financial or similar restrictions by the terms of the debt securities.

Principal Amount, Stated Maturity and Maturity

        Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. The term "stated maturity" with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption, acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the "maturity" of the principal. We also use the terms "stated maturity" and "maturity" to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment. When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

        Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

  •
  the title of the series of your debt security and whether it is a senior debt security or a subordinated debt security;

  •
  any limit on the total principal amount of the debt securities of the same series;

  •
  the stated maturity;

  •
  the currency or currencies for principal and interest, if not U.S. dollars;

  •
  the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

  •
  whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

  •
  if your debt security is a fixed rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

  •
  if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

  •
  if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, interest payment dates, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

  •
  if your debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

  •
  if your debt security is also an original issue discount debt security, the yield to maturity;

  •
  if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder's option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

  •
  the authorized denominations, if other than $2,000 and integral multiples of $1,000;

  •
  the depositary for your debt security, if other than The Depository Trust Company ("DTC"), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

  •
  if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

  •
  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security, as applicable; and

  •
  any other terms of your debt security, which could be different from those described in this prospectus.

Governing Law

        The indentures and the debt securities will be governed by New York law.

Form of Debt Securities

        We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary's securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to "holders" in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

        Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

        Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

        Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.

        We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

        Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

        A global debt security is exchangeable for definitive certificated debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or

  •
  we notify the trustee that we wish to terminate that global security.

        Any global debt security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive certificated debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $2,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

        Except as provided above or in your prospectus supplement, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive certificated form and will not be considered the holders of debt securities for any purpose under the indentures. Except as provided above, no global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

        We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

        DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates.

DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc. and NYSE Amex Equities. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Investors may hold interests in the debt securities outside the U.S. through the Euroclear System ("Euroclear") or Clearstream Banking ("Clearstream") if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC.

        Securities clearance accounts and cash accounts with Euroclear SA/NV are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear SA/NV acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

        Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        We have provided the descriptions herein of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. We believe that the sources from which the information in this section and elsewhere in this prospectus concerning DTC, Euroclear, Euroclear SA/NV, Euroclear Clearance Systems S.C., Euroclear's system, Clearstream and Clearstream's system has been obtained are reliable, but neither we, any underwriters nor the trustee takes any responsibility for the accuracy of the information.

        Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds. Secondary market trading between Euroclear participants and/or Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear participants or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream participants on that following business day. Cash received in Euroclear or Clearstream as a result of sales of debt securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Redemption or Repayment

        If there are any provisions regarding redemption or repayment applicable to your debt security, we will describe them in your prospectus supplement. We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

        We are generally permitted under the indentures to merge or consolidate with another corporation or other entity. We are also permitted under the indentures to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities and other than as set forth in your prospectus supplement, however, we may not take any of these actions unless all the following conditions, among other things, are met:

  •
  If the successor entity in the transaction is not the Company, the successor entity must be organized as a corporation, limited liability company, partnership or trust and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized under the laws of the United States, any state thereof or the District of Columbia.

  •
  Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, "default under the debt securities of that series" means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under "—Default, Remedies and Waiver of Default."

        If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell all or substantially all our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

        The successor entity will be substituted for the Company with respect to the debt securities of any series and under the indenture with the same effect as if it had been an original party to the indenture, and, except in the case of a lease, the Company will be relieved from any further obligations and covenants under the indenture.

Subordination Provisions

        Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

        The subordinated debt indenture will define "senior debt" as:

  •
  our indebtedness under or in respect of our senior secured revolving credit facility, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts; and

  •
  any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

        Notwithstanding the foregoing, "senior debt" will not include: (i) equity interests; (ii) any liability for taxes; (iii) any indebtedness to any of our subsidiaries or affiliates; (iv) any trade payables; or (v) any indebtedness incurred in violation of the subordinated debt indenture.

        We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

        The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

  •
  in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

  •
  (i) in the event and during the continuation of any default in the payment of principal of, and any premium and interest on, any senior debt beyond any applicable grace period or (ii) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (i) or (ii), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (iii) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (i) or (ii); or

  •
  in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

        If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

        The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

        When we use the term defeasance, we mean discharge from some or all of our obligations under the applicable indenture. If we deposit with the trustee funds or government securities, or if so provided in your prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

  •
  we will be discharged from our obligations with respect to the debt securities of such series ("legal defeasance"); or

  •
  we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us ("covenant defeasance").

        If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the applicable indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal of, and any premium and interest on, the applicable series of debt securities will also survive.

        We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

        In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

  •
  deliver all outstanding debt securities of that series to the trustee for cancellation; or

  •
  all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

No Personal Liability

        No past, present or future director, officer, employee, incorporator, member, manager, partner (whether general or limited), stockholder or stockholder of the Company, as such, will have any liability for any obligations of us under the debt securities or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Default, Remedies and Waiver of Default

        You will have special rights if an event of default with respect to your debt security occurs and is continuing, as described in this subsection.

Events of Default

        Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

  •
  we do not pay the principal of and any premium on any debt security of that series on the due date;

  •
  we do not pay interest on any debt security of that series within 30 days after the due date;

  •
  we do not deposit a sinking fund payment with regard to any debt security of that series within 60 days after the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

  •
  we remain in breach of our covenants regarding mergers or sales of substantially all of our assets or any other covenant we make in the indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach, which notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

  •
  we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur; or

  •
  if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

        We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

Remedies if an Event of Default Occurs

        If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under "—Subordination Provisions."

        Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

        Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

        If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

        Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

  •
  the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the debt securities of your series, and the event of default must not have been cured or waived;

  •
  the holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

  •
  the trustee must not have taken action for 60 days after the above steps have been taken; and

  •
  during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

        You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its stated maturity (or, if your debt security is redeemable, on or after its redemption date).

        Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

        The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on any debt security, however, without the approval of the particular holder of that debt security.

Annual Information about Defaults to the Trustee

        We will furnish each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the applicable indenture.

Modifications and Waivers

        There are four types of changes we can make to either indenture and the debt securities or series of debt securities issued under that indenture.

Changes Requiring Each Holder's Approval

        First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change under the applicable indenture, including, among others:

  •
  changing the stated maturity for any principal or interest payment on such debt security;

  •
  reducing the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for such debt security;

  •
  permitting redemption of such debt security if not previously permitted;

  •
  impairing any right such holder may have to require purchase of its debt security;

  •
  if such debt security constitutes a convertible debt security, impairing any right that a holder may have to convert such debt security;

  •
  changing the currency of any payment on such debt security;

  •
  changing the place of payment on such debt security;

  •
  impairing such holder's right to sue for payment of any amount due on its debt security;

  •
  reducing the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the indenture or those debt securities or waive our compliance with the applicable indenture or to waive defaults; and

  •
  changing the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

        The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect. We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities. We may also make changes to conform the text of the applicable indenture or any debt securities to any provision of the "Description of Debt Securities" in this prospectus or the comparable section in your prospectus supplement, to the extent such provision was intended to be a verbatim recitation of a provision of such indenture or debt securities.

Modification of Subordination Provisions

        We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Changes Requiring Majority Approval

        Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

  •
  If the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

  •
  If the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

        The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging or selling substantially all of our assets, which we describe above under "—Mergers and Similar Transactions." If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in "—Changes Requiring Each Holder's Approval," unless that holder approves the waiver.

        We may issue particular debt securities or a particular series of debt securities, as applicable, that are entitled, by their terms, to separately approve matters (for example, modification or waiver of provisions in the applicable indenture) that would also, or otherwise, require approval of holders of a majority in principal amount of all affected debt securities of all affected series issued under such indenture voting together as a single class. Any such affected debt securities or series of debt securities would be entitled to approve such matters (i) pursuant to such special rights by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities voting separately as a class and (ii) in addition, as described above, except as may otherwise be provided pursuant to the applicable indenture for such debt securities or series of debt securities, by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities and all other affected debt securities of all series issued under such indenture voting together as one class for this purpose. We may issue series or debt securities of a series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding debt securities or series.

        Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

        Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption, for which money has been set aside in trust, are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

        In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

        We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

        If any debt securities cease to be issued in registered global form, they will be issued:

  •
  only in fully registered form;

  •
  without interest coupons; and

  •
  unless we indicate otherwise in your prospectus supplement, in denominations of $2,000 and integral multiples of $1,000.

        Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement and the supplemental indenture with respect to your debt securities provide for such exchange.

        Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

        Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

        If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

        If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

        If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection because the depositary will be the sole holder of the debt security.

        The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not yet issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

        We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

        We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants.

        We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

        Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

        Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Paying Agents

        We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for your debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

        Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the Trustee

        The prospectus supplement for your debt security will describe any material relationships we may have with the trustee with respect to that debt security.

        The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 600,000,000 shares of Class A common stock, $0.01 par value per share, 180,000,000 shares of Class B common stock, zero par value per share and 50,000,000 shares of preferred stock, $0.01 par value per share. As of October 5, 2018, there were 27,387,612 shares of our Class A common stock outstanding, 19,746,455 shares of our Class B common stock outstanding and no shares of our preferred stock outstanding.

        The following summary of the capital stock and amended and restated certificate of incorporation and amended and restated bylaws of the Company does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Class A Common Stock

        Voting Rights.    Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of Class A common stock do not have cumulative voting rights in the election of directors.

        Dividend Rights.    Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

        Liquidation Rights.    Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

        Other Matters.    The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock, including the Class A common stock offered in this offering, are fully paid and non-assessable.

Class B Common Stock

        Generally.    Each member of Solaris Oilfield Infrastructure, LLC ("Solaris LLC") has received one share of Class B common stock for each unit of Solaris LLC (the "Solaris LLC Units") that it holds. Accordingly, each member of Solaris LLC has a number of votes in Solaris Oilfield Infrastructure, Inc. equal to the aggregate number of Solaris LLC Units that it holds.

        Voting Rights.    Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except with respect to the amendment of certain provisions of our amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely, which amendments must be by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law.

        Dividend and Liquidation Rights.    Holders of our Class B common stock do not have any right to receive dividends, unless the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or redeemable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock and a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or redeemable for shares of Class A common stock on the same terms is simultaneously paid to the holders of Class A common stock. Holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or winding up of the Company.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

        Some provisions of Delaware law, and our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

        These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

        We are not subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"), regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

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  the transaction is approved by the board of directors before the date the interested stockholder attained that status;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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  on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

        Provisions of our amended and restated certificate of incorporation and our amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A common stock.

        Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

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  establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders' notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

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  provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

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  provide that the authorized number of directors may be changed only by resolution of the board of directors;

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  provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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  provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

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  provide that our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock entitled to vote thereon, voting together as a single class;

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  provide that special meetings of our stockholders may only be called by our board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships;

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  provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

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  provide that the affirmative vote of the holders of at least 75% of the voting power of all then outstanding common stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any or all of the directors from office and such removal may only be for cause; and

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  provide that our amended and restated bylaws can be amended by the board of directors.

Corporate Opportunity

        Under our amended and restated certificate of incorporation, to the extent permitted by law:

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  Yorktown Partners LLC, Wells Fargo Central Pacific Holdings, Inc. and our directors who are not also our officers (collectively, the "Designated Parties") have the right to, and have no duty to abstain from, exercising such right to, conduct business with any business that is competitive or in the same line of business as us, do business with any of our clients or customers, or invest or own any interest publicly or privately in, or develop a business relationship with, any business that is competitive or in the same line of business as us;

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  if the Designated Parties acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us; and

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  we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities.

Forum Selection

        Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

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  any derivative action or proceeding brought on our behalf;

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  any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

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  any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our bylaws; or

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  any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

        Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions will benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies' certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.

 Limitation of Liability and Indemnification Matters

        Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

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  for any breach of their duty of loyalty to us or our stockholders;

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  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

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  for any transaction from which the director derived an improper personal benefit.

        Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

        Our amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and officers and intend to enter into indemnification agreement with any future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision that is in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

Listing

        Our Class A common stock is listed on the NYSE under the symbol "SOI."

PLAN OF DISTRIBUTION

        We may sell securities described in this prospectus and any accompanying prospectus supplement through underwriters, through broker-dealers, through agents, on one or more exchanges, directly to one or more purchasers, including existing stockholders, through a combination of any of the foregoing methods of sale, or through any other method permitted by applicable law.

        We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts, and other items constituting compensation to underwriters, dealers, or agents.

        We will fix a price or prices of our securities at:

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  market prices prevailing at the time of any sale under this registration statement;

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  prices related to market prices; or

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  negotiated prices.

        We may change the price of the securities offered from time to time.

        If we use underwriters or dealers in the sale, they will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        We may sell the securities through agents designated by us from time to time. We will name any agent involved in the offering and sale of the securities for which this prospectus is delivered, and disclose any commissions payable by us to the agent or the method by which the commissions can be determined, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto. We may use electronic media, including the internet, to sell offered securities directly.

        We may engage in at-the-market offerings and offer our securities into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

        We may agree to indemnify underwriters, dealers, and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

        Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

        A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

        In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers, or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers, or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers, or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

 LEGAL MATTERS

        The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

        The consolidated financial statements as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated October 9, 2018

PROSPECTUS

Solaris Oilfield Infrastructure, Inc.
18,366,612 Shares of Class A Common Stock

        The securities to be offered and sold using this prospectus include 670,751 currently issued and outstanding shares of our Class A common stock and 17,695,861 are shares of Class A common stock issuable upon redemption of units in Solaris Oilfield Infrastructure, LLC together with an equal number of shares of our Class B common stock. These shares of Class A common stock may be offered and sold by the selling stockholders named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under "Plan of Distribution."

        The selling stockholders may sell the shares of Class A common stock offered by this prospectus from time to time on any exchange on which the shares of Class A common stock are listed on terms to be negotiated with buyers. They may also sell the shares of Class A common stock in private sales or through dealers or agents. The selling stockholders may sell the shares of Class A common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class A common stock offered by this prospectus.

        Our Class A common stock is traded on the New York Stock Exchange under the symbol "SOI."

        You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See "Risk Factors" beginning on page 2 of this prospectus for information on certain risks related to the purchase of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    , 2018.

        You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference herein. We and the selling stockholders have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operation and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, the selling stockholders named in this prospectus or any supplement to this prospectus may, from time to time, offer and sell the Class A common stock described in this prospectus in one or more offerings. This prospectus generally describes Solaris Oilfield Infrastructure, Inc. and the Class A common stock that the selling stockholders may offer. Each time securities are offered by means of this prospectus, the selling stockholders are required to provide you a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that have been incorporated by reference into this prospectus. Please read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Where You Can Find More Information," carefully before buying any of the securities being offered.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

        Unless context otherwise requires, references in this prospectus to the "Company," "we," "our," "us" or like terms refer to Solaris Oilfield Infrastructure, Inc. and its subsidiaries and predecessors.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. You may read and copy documents we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the SEC's public reference room. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC's website at www.sec.gov.

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be "filed" with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.

        We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding information deemed to be furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

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  our Annual Report on Form 10-K for the year ended December 31, 2017 (including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement filed on April 4, 2018);

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018;

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  our Current Reports on Form 8-K filed on January 23, 2018, May 18, 2018, August 1, 2018, August 14, 2018 and October 5, 2018; and

  •
  the description of our Class A common stock contained in our Registration Statement on Form 8-A filed on May 10, 2017, including any amendments or reports that we may file in the future for the purpose of updating such description.

        These reports contain important information about us, our financial condition and our results of operations.

        We make available free of charge on or through our website, www.solarisoilfield.com, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

        You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:

Solaris Oilfield Infrastructure, Inc.
Attention: Investor Relations
9811 Katy Freeway, Suite 700
Houston, Texas 77024
(281) 501-3070

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words "believe," "expect," "anticipate," "intend," "estimate" and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Our forward-looking statements include statements about our business strategy, our industry, our future profitability, our expected capital expenditures and the impact of such expenditures on our performance, the costs of being a publicly traded corporation and our capital programs.

        A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

  •
  the level of domestic capital spending by the oil and natural gas industry;

  •
  natural or man-made disasters and other external events that may disrupt our manufacturing operations;

  •
  volatility of oil and natural gas prices;

  •
  changes in general economic and geopolitical conditions;

  •
  large or multiple customer defaults, including defaults resulting from actual or potential insolvencies;

  •
  technological advancements in well service technologies;

  •
  competitive conditions in our industry;

  •
  inability to fully protect our intellectual property rights;

  •
  changes in the long-term supply of and demand for oil and natural gas;

  •
  actions taken by our customers, competitors and third-party operators;

  •
  fluctuations in transportation costs or the availability or reliability of transportation to supply our proppant management systems and transloading services;

  •
  changes in the availability and cost of capital;

  •
  our ability to successfully implement our business plan;

  •
  our ability to complete growth projects on time and on budget;

  •
  the price and availability of debt and equity financing (including changes in interest rates);

  •
  changes in our tax status;

  •
  our ability to successfully develop our research and technology capabilities and implement technological developments and enhancements;

  •
  changes in market price and availability of materials;

  •
  the effects of existing and future laws and governmental regulations (or the interpretation thereof);

  •
  cyber-attacks targeting systems and infrastructure used by the oil and natural gas industry;

  •
  failure to secure or maintain contracts with our largest customers;

  •
  the effects of future litigation;

  •
  credit markets;

  •
  leasehold or business acquisitions;

  •
  uncertainty regarding our future operating results;

  •
  significant changes in the rail industry or the rail lines that service our business, such as increased regulation, embargoes; and

  •
  plans, objectives, expectations and intentions contained in this prospectus or any document filed under the Exchange Act that are not historical.

        All forward-looking statements speak only as of the date of this prospectus. You should not place undue reliance on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward-looking statements involve known and unknown risks, uncertainties and other factors, including the factors described under Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the period ending June 30, 2018, this prospectus and in our other filings with the SEC, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

v

ABOUT SOLARIS OILFIELD INFRASTRUCTURE, INC.

        We are an independent provider of supply chain management and logistics solutions designed to drive efficiencies and reduce costs for the oil and natural gas industry. Our solutions include high-efficiency mobile and permanent infrastructure that increases proppant throughput capacity at critical junctures in the supply chain, as well as software solutions designed to optimize how proppant is dispatched across the supply chain.

        Our principal executive offices are located at 9811 Katy Freeway, Suite 700, Houston, Texas 77024, and our telephone number is (281) 501-3070. Our website address is www.solarisoilfield.com. The information on our website is not part of this prospectus.

1

 RISK FACTORS

        An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read "Cautionary Statement Regarding Forward-Looking Statements."

2

 USE OF PROCEEDS

        We will not receive any proceeds from the sale of the Class A common stock offered under this prospectus. Any proceeds from the sale of Class A common stock under this prospectus will be received by the selling stockholders.

3

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 600,000,000 shares of Class A common stock, $0.01 par value per share, 180,000,000 shares of Class B common stock, zero par value per share and 50,000,000 shares of preferred stock, $0.01 par value per share. As of October 5, 2018, there were 27,387,612 shares of our Class A common stock outstanding, 19,746,455 shares of our Class B common stock outstanding and no shares of our preferred stock outstanding.

        The following summary of the capital stock and amended and restated certificate of incorporation and amended and restated bylaws of the Company does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Class A Common Stock

        Voting Rights.    Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of Class A common stock do not have cumulative voting rights in the election of directors.

        Dividend Rights.    Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

        Liquidation Rights.    Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

        Other Matters.    The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock, including the Class A common stock offered in this offering, are fully paid and non-assessable.

Class B Common Stock

        Generally.    Each member of Solaris Oilfield Infrastructure, LLC ("Solaris LLC") has received one share of Class B common stock for each unit of Solaris LLC (the "Solaris LLC Units") that it holds. Accordingly, each member of Solaris LLC has a number of votes in Solaris Oilfield Infrastructure, Inc. equal to the aggregate number of Solaris LLC Units that it holds.

        Voting Rights.    Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except with respect to the amendment of certain provisions of our amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely, which amendments must be by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law.

        Dividend and Liquidation Rights.    Holders of our Class B common stock do not have any right to receive dividends, unless the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or redeemable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock

4

and a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or redeemable for shares of Class A common stock on the same terms is simultaneously paid to the holders of Class A common stock. Holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or winding up of the Company.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

        Some provisions of Delaware law, and our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

        These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

        We are not subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  the transaction is approved by the board of directors before the date the interested stockholder attained that status;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

5

  •
  on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

        Provisions of our amended and restated certificate of incorporation and our amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A common stock.

        Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

  •
  establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders' notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

  •
  provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

  •
  provide that the authorized number of directors may be changed only by resolution of the board of directors;

  •
  provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

  •
  provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

  •
  provide that our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock entitled to vote thereon, voting together as a single class;

  •
  provide that special meetings of our stockholders may only be called by our board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships;

  •
  provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing

6

    directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

  •
  provide that the affirmative vote of the holders of at least 75% of the voting power of all then outstanding common stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any or all of the directors from office and such removal may only be for cause; and

  •
  provide that our amended and restated bylaws can be amended by the board of directors.

Corporate Opportunity

        Under our amended and restated certificate of incorporation, to the extent permitted by law:

  •
  Yorktown Partners LLC, Wells Fargo Central Pacific Holdings, Inc. and our directors who are not also our officers (collectively, the "Designated Parties") have the right to, and have no duty to abstain from, exercising such right to, conduct business with any business that is competitive or in the same line of business as us, do business with any of our clients or customers, or invest or own any interest publicly or privately in, or develop a business relationship with, any business that is competitive or in the same line of business as us;

  •
  if the Designated Parties acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us; and

  •
  we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities.

Forum Selection

        Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

  •
  any derivative action or proceeding brought on our behalf;

  •
  any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

  •
  any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our bylaws; or

  •
  any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

        Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions will benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies' certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.

7

 Limitation of Liability and Indemnification Matters

        Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

  •
  for any breach of their duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

        Our amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and officers and intend to enter into indemnification agreement with any future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision that is in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

Listing

        Our Class A common stock is listed on the NYSE under the symbol "SOI."

8

REDEMPTION OF SOLARIS LLC UNITS AND CLASS B COMMON STOCK

        Prior to the completion of our initial public offering, Solaris LLC's limited liability company agreement was amended and restated to modify its capital structure by recapitalizing the different classes of interests previously held by Solaris LLC's owners into a single new class of units called "Solaris LLC Units." In addition, each holder of Solaris LLC Units (a "Solaris LLC Unit Holder") has received one share of our Class B common stock for each Solaris LLC Unit held by such Solaris LLC Unit Holder. Pursuant to such amended and restated limited liability company agreement (the "Solaris LLC Agreement"), each Solaris LLC Unit Holder has the right to redeem his or her Solaris LLC Units, together with an equal number of shares of our Class B common stock, for shares of our Class A Common Stock (or cash at our election, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications). As holders exchange their Solaris LLC Units and Class B common stock for Class A common stock, our relative interest in Solaris LLC will increase.

        The selling stockholders will each generally bear his or her own expenses in connection with a redemption, except that, subject to a limited exception, we are required to pay any transfer taxes, stamp taxes or duties or other similar taxes in connection with such a redemption.

9

 SELLING STOCKHOLDERS

        Upon the redemption of Solaris LLC Units, together with an equal number of shares of our Class B common stock, described above in "Redemption of Solaris LLC Units and Class B Common Stock," the selling stockholders named below may offer to sell from time to time in the future up to an aggregate of 18,366,612 shares of our Class A common stock, par value $0.01 per share. The term "selling stockholders" includes the stockholders listed in the table below and their permitted transferees and assignees or other successors.

        Except as set forth below, or incorporated by reference into this prospectus or in any applicable prospectus supplement, none of the selling stockholders has held any position or office with, been employed by, or otherwise has had a material relationship with us or any of our affiliates during the three years prior to the date of this prospectus. For additional information regarding relationships between us and the selling stockholders, see "Certain Relationships and Related Party Transactions" in our Definitive Proxy Statement on Schedule 14A filed on April 4, 2018, which information is incorporated by reference herein.

        The following table sets forth information as of the date of this prospectus by each selling stockholder regarding (i) the beneficial ownership of shares of our Class A common stock and our Class B common stock and (ii) the number of shares of our Class A common stock that may from time to time be offered or sold pursuant to this prospectus, assuming each selling stockholder has redeemed all Solaris LLC Units, together with an equal number of shares of our Class B common stock, beneficially owned by him or her for an equivalent number of shares of our Class A common stock. The information regarding shares of our Class A common stock and our Class B common stock beneficially owned after the offering assumes the sale of all shares of our Class A common stock offered by the selling stockholders and that the selling stockholders do not acquire any additional shares of our Class A common stock or our Class B common stock.

        No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We may supplement or amend this prospectus to include additional selling stockholders.

        The following table sets forth information relating to the selling stockholders as of October 5, 2018, based on information supplied to us by the selling stockholders on or prior to that date and information filed with the SEC. We have not sought to verify such information. The selling stockholders may hold or acquire at any time shares of our Class A common stock or our Class B common stock in addition to the shares offered by this prospectus and may have acquired additional shares of our Class A common stock or our Class B common stock since the date on which the information reflected herein was provided to us. Additionally, the selling stockholders may have sold or transferred some or all of their shares of our Class A common stock or our Class B common stock in transactions exempt from the registration requirements of the Securities Act since such date. Other information about the selling stockholders may also change over time. The following table sets forth the maximum number of shares of our Class A common stock that may be sold by the selling stockholders identified below under this prospectus. Because the selling stockholders may offer all or some of their shares of our Class A common stock or our Class B common stock from time to time, we cannot estimate the number of shares of our Class A common stock or our Class B common stock that will be held by the selling stockholders upon the termination of any particular offering by such selling stockholders. The selling stockholders are not obligated to sell any of the shares of Class A common stock offered by this prospectus. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares of Class A common stock indicated. The selling stockholders are not making any

10

representation that any shares of Class A common stock covered by this prospectus will or will not be offered for sale.

	Shares Beneficially Owned Before the Offering			Shares of Class A Common Stock that may be sold hereby(3)	Shares Beneficially Owned After the Offering
Shareholder(1)	Class A Common Stock	Class B Common Stock	Combined Voting Power(2)		Class A Common Stock(4)	Class B Common Stock	Combined Voting Power(3)
Yorktown Energy Partners X, L.P.(5)	—	10,954,234	23.2%	10,954,234	—	—	*
Solaris Energy Capital, LLC(6)	—	4,413,496	9.4%	4,413,496	—	—	*
Zartler, William(6)	83,911	5,140,315	11.1%	5,140,315	83,911	—	*
Freebird Partners LP(7)	550,721	—	1.2%	550,721	—	—	*
Garcia, Gregory(8)(9)	121,899	507,591	1.3%	597,591	31,899	—	*
Ramachandran, Kyle(10)	135,169	546,677	1.5%	546,677	135,169	—	*
Olvera, Alfonso	—	279,655	*	279,655	—	—	*
Durrett, Cynthia(11)	95,757	165,038	*	165,038	95,757	—	*
Privateer Energy Services LLC(8)	90,000	77,954	*	167,954	—	—	*
Scheiner, Jonathan(12)	19,321	102,351	*	102,351	19,321	—	*
Stocker, Ben(13)	40,314	—	*	30,030	10,284	—	*

*
Less than 1%

(1)
Each of the selling stockholders is a member of Solaris LLC and has received one share of Class B common stock for each Solaris LLC Unit that it holds.

(2)
Represents percentage of voting power of our Class A common stock and Class B common stock voting together as a single class. Each share of Class B common stock has no economic rights, but entitles the holder thereof to one vote for each Solaris Unit held by such holder. Accordingly, the holders of our Class B common stock collectively have a number of votes in Solaris equal to the number of Solaris LLC Units that they hold. See "Description of Capital Stock—Class A Common Stock" and "—Class B Common Stock."

(3)
Includes shares of our Class B common stock owned by the selling stockholders that, subject to the terms of the Solaris LLC Agreement, are, together with an equivalent number of Solaris LLC Units, redeemable at any time and from time to time for shares of Class A common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications.

(4)
Assumes that the selling stockholders dispose of all the shares of Class A common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of Class A common stock. The registration of these shares of Class A common stock does not necessarily mean that the selling stockholders will sell all or any portion of the shares of Class A common stock covered by this prospectus.

(5)
Yorktown X Company LP is the sole general partner of Yorktown Energy Partners X, L.P. Yorktown X Associates LLC is the sole general partner of Yorktown X Company LP. As a result, Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the shares owned by Yorktown Energy Partners X, L.P. Yorktown X Company LP and Yorktown X Associates LLC disclaim beneficial ownership of the shares held by Yorktown Energy Partners X, L.P. in excess of their pecuniary interest therein. W. Howard Keenan, Jr. is a manager of Yorktown X Associates LLC. Mr. Keenan disclaims beneficial ownership of the shares held by Yorktown Energy Partners X, L.P. The address for Yorktown Energy Partners X, L.P. is 410 Park Avenue, 19th Floor, New York, New York 10022.

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(6)
Mr. Zartler is the sole member of Solaris Energy Capital, LLC and has the authority to vote or dispose of the shares held by Solaris Energy Capital, LLC in his sole discretion. Mr. Zartler disclaims beneficial ownership of the shares held by Solaris Energy Capital, LLC in excess of his pecuniary interest therein.

(7)
The primary address for Freebird Partners LP is 2800 Post Oak Blvd., Suite 2000, Houston, Texas 77056. Freebird Investments LLC is the sole general partner of Freebird Partners LP and Curtis W. Huff directly controls Freebird Investments LLC. As a result, Freebird Investments LLC and Mr. Huff may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the shares owned by Freebird Partners LP. Freebird Investments LLC and Mr. Huff disclaim beneficial ownership of the shares held by Freebird Partners LP in excess of their pecuniary interests therein.

(8)
Gregory Garcia and Jeff Jordan share the power to vote and dispose of the shares held by Privateer Energy Services, LLC. Each of Gregory Garcia and Jeff Jordan disclaims beneficial ownership of the shares held by Privateer Energy Services, LLC in excess of his pecuniary interest therein.

(9)
The primary address for Gregory Garcia is 1134 Clara Street, Fort Worth, Texas 76110. Includes 23,145 shares of Class A common stock that remain subject to vesting. Mr. Garcia shares the power to vote and dispose of the shares held by Privateer Energy Services, LLC. Mr. Garcia disclaims beneficial ownership of the shares held by Privateer Energy Services, LLC in excess of his pecuniary interest therein.

(10)
Includes 75,473 shares of Class A common stock that remain subject to vesting and 57,166 shares of Class B common stock held by the Equity Trust Company, Custodian FBO Kyle Ramachandran IRA. Mr. Ramachandran has the authority to vote or dispose of the shares held by the Equity Trust Company, Custodian FBO Kyle Ramachandran IRA in his sole discretion. Mr. Ramachandran disclaims beneficial ownership of the shares held by the Equity Trust Company, Custodian FBO Kyle Ramachandran IRA in excess of his pecuniary interest therein.

(11)
The primary address for Cynthia M. Durrett is 6842 Star Ledge Ct., Spring, Texas 77389. Includes 15,095 shares of Class A common stock that remain subject to vesting and options to purchase 69,745 shares of our Class A common stock at an exercise price of $2.87 per share exercisable by Cynthia M. Durrett within the next 60 days.

(12)
The primary address for Jonathan Scheiner is 625 W. 16th St., Houston, Texas 77008. Includes 19,321 shares of Class A common stock that remain subject to vesting.

(13)
The primary address for Ben Stocker is 2929 Westheimer Rd, Apt 715, Houston, Texas 77098. Includes 10,284 shares of Class A common stock that remain subject to vesting.

12

PLAN OF DISTRIBUTION

        The selling stockholders may sell securities described in this prospectus and any accompanying prospectus supplement through underwriters, through broker-dealers, through agents, on one or more exchanges, directly to one or more purchasers, through a combination of any of the foregoing methods of sale, or through any other method permitted by applicable law.

        In addition, the selling stockholders may from time to time sell securities in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, the selling stockholders may be required by the securities laws of certain states to offer and sell the shares of common stock only through registered or licensed brokers or dealers.

        The selling stockholders may set the price or prices of our securities at:

  •
  market prices prevailing at the time of any sale under this registration statement;

  •
  prices related to market prices; or

  •
  negotiated prices.

        The selling stockholders may change the price of the securities offered from time to time.

        The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales.

        From time to time, the selling stockholders may pledge or grant a security interest in some or all of the securities in respect of which this prospectus is delivered. If a selling stockholder defaults in performance of its secured obligations, the pledged or secured parties may offer and sell the securities from time to time by this prospectus. The selling stockholders also may transfer the securities in other circumstances. The number of securities beneficially owned by a selling stockholder will decrease as and when it transfers its securities or defaults in performing obligations secured by the securities. The plan of distribution for the securities offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, distributees, pledgees, affiliates, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus.

        Broker-dealers or other persons may receive discounts or commissions from the selling stockholders, or they may receive commissions from purchasers of the shares of common stock for whom they acted as agents, or both. Any of such discounts or commissions might be in excess of those customary in the types of transactions involved. Broker-dealers or other persons engaged by the selling stockholders may allow other broker-dealers or other persons to participate in resales. If a broker-dealer purchases securities as a principal, it may resell the securities for its own account under this prospectus. A distribution of the securities by the selling stockholders may also be effected through the issuance by the selling stockholder or others of derivative securities, including warrants, exchangeable securities, forward delivery contracts and the writing of options.

        If the selling stockholders sell the securities in respect of which this prospectus is delivered in an underwritten offering, the underwriters may acquire the securities for their own account and resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In any such event described above in this paragraph, we will set forth in a supplement to this prospectus the names of the underwriters and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers. The underwriters from time to time may change any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers. Unless otherwise set forth in a supplement, the obligations of the underwriters to purchase the securities will be subject to certain

13

conditions, and the underwriters will be obligated to purchase all of the securities specified in the supplement if they purchase any of the securities.

        If a prospectus supplement so indicates, the selling stockholders may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase these securities to which such prospectus supplement relates, providing for payment and delivery on a future date specified in such prospectus supplement. There may be limitations on the minimum amount that may be purchased by any such institutional investor or on the number of these securities that may be sold pursuant to such arrangements. Agents, dealers or underwriters will not have any responsibility in respect of the validity of such arrangements or such institutional investors thereunder.

        The aggregate proceeds to the selling stockholders from the sale of the securities will be the purchase price of the units less the aggregate agents' discounts or commissions, if any, and other expenses of the distribution not borne by us. The selling stockholders and any agent, broker or dealer that participates in sales of securities offered by this prospectus may be deemed "underwriters" under the Securities Act and any profits, commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act.

        The selling stockholders may offer the shares of Class A common stock covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. Underwriters and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

        Any of the selling stockholders' underwriters or agents or any of either of their affiliates may be customers of, engage in transactions with and perform services for us, and/or the selling stockholders or their affiliates in the ordinary course of business.

        We and the selling stockholders expect to agree to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, the selling stockholders may agree to indemnify any underwriters, broker-dealers and agents against, or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act.

        We have informed the selling stockholders that during such time as they may be engaged in a distribution of the shares of common stock covered by this prospectus they are required to comply with Regulation M under the Exchange Act. With exceptions, Regulation M prohibits the selling stockholders, any affiliated purchasers and other persons who participate in such a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

        We have informed each selling stockholder that they are legally required to deliver copies of this prospectus in connection with any sale of securities made under this prospectus in accordance with applicable prospectus delivery requirements.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

        In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers, or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might

14

otherwise prevail in the open market. Specifically, underwriters, brokers, or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers, or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

15

 LEGAL MATTERS

        The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

        The consolidated financial statements as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

16

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby.

SEC registration fee		$101,469.97
Printing and engraving expenses			*
Accounting fees and expenses			*
Legal fees and expenses			*
Transfer agent and registrar fees			*
Trustee fees and expenses			*
Miscellaneous			*

Total	$		*

*
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

Solaris Oilfield Infrastructure, Inc.

        Our amended and restated certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our amended and restated bylaws will provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

        Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

        Our amended and restated certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our amended and restated certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Furthermore, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

        We have obtained directors' and officers' insurance to cover our directors, officers and some of our employees for certain liabilities.

        We have entered into written indemnification agreements with our directors and executive officers. Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

Item 16.    Exhibits.

        The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Solaris Oilfield Infrastructure, Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number		Exhibits
1.1	*	Form of Underwriting Agreement.

4.1	**	Form of Indenture for Senior Debt Securities.

4.2	**	Form of Indenture for Subordinated Debt Securities.

4.3	**	Form of Senior Debt Securities (included in Exhibit 4.1).

4.4	**	Form of Subordinated Debt Securities (included in Exhibit 4.2).

5.1	**	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1	**	Consent of BDO USA, LLP.

23.2	**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1	**	Powers of Attorney (included on signature pages of this registration statement).

25.1	***	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.

25.2	***	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.

*
To be filed by amendment or as an exhibit to a current report on Form 8-K of Solaris Oilfield Infrastructure, Inc.

**
Filed herewith.

***
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

  (a)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

      individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (b)
  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (d)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (e)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertake that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 9, 2018.

SOLARIS OILFIELD INFRASTRUCTURE, INC.
By:	/s/ WILLIAM A. ZARTLER William A. Zartler Chief Executive Officer

        Each person whose signature appears below appoints William A. Zartler, Kyle S. Ramachandran and Christopher M. Powell, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below as of October 9, 2018.

Name	Title

/s/ WILLIAM A. ZARTLER William A. Zartler	Chief Executive Officer and Chairman (Principal Executive Officer)
/s/ KYLE S. RAMACHANDRAN Kyle S. Ramachandran	President & Chief Financial Officer (Principal Financial Officer)
/s/ LINDSAY R. BOURG Lindsay R. Bourg	Chief Accounting Officer (Principal Accounting Officer)
/s/ JAMES R. BURKE James R. Burke	Director

Name	Title

/s/ EDGAR R. GIESINGER Edgar R. Giesinger	Director
/s/ W. HOWARD KEENAN, JR. W. Howard Keenan, Jr.	Director
/s/ F. GARDNER PARKER F. Gardner Parker	Director
/s/ A. JAMES TEAGUE A. James Teague	Director
/s/ RAY N. WALKER, JR. Ray N. Walker, Jr.	Director